                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                 EXCHANGE ACT OF 1934 (AMENDMENT NO.          )

     Filed by the registrant /X/
     Filed by a party other than the registrant / /
     Check the appropriate box:
     / / Preliminary proxy statement
     /X/ Definitive proxy statement
     / / Definitive additional materials
     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                DEP CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                DEP CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)
Payment of filing fee (Check the appropriate box):
     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

                                       NA
--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transactions applies:

                                       NA
--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1

                                       NA
--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

                                       NA
--------------------------------------------------------------------------------
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

                                       NA
--------------------------------------------------------------------------------
     (2) Form, schedule or registration statement no.:

                                       NA
--------------------------------------------------------------------------------
     (3) Filing party:

                                       NA
--------------------------------------------------------------------------------
     (4) Date filed:

                                       NA
--------------------------------------------------------------------------------

---------------
    1Set forth the amount on which the filing fee is calculated and state how it was determined.

                            [DEP CORPORATION LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD JANUARY 9, 1996

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of DEP Corporation, a Delaware corporation (the "Company"), will be held at the Holiday Inn, 19800 South Vermont Avenue, Torrance, California, on Tuesday, January 9, 1996 (the "Meeting"), at 10:00 a.m. (local time) for the following purposes:

     1. To elect two Class II directors to serve for three-year terms.

     2. To consider and act upon a proposal to approve an amendment to the Company's 1992 Stock Option Plan.

     3. To transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

     Only Class B stockholders of record at the close of business on Friday, November 10, 1995 are entitled to notice of and to vote at the meeting. The list of Class B stockholders entitled to vote at the Meeting will be open to the examination of any stockholder during the ten days prior to the Meeting at the Company's offices, 2101 East Via Arado, Rancho Dominguez, California, during normal business hours.

     The enclosed proxy is solicited by the Board of Directors of the Company. Reference is made to the attached proxy statement for further information with respect to the business to be transacted at the Meeting.

     YOUR VOTE IS VERY IMPORTANT. TO ENSURE THAT YOUR STOCK IS REPRESENTED, WE URGE YOU TO VOTE, SIGN, AND MAIL THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE MEETING. IF YOU DO ATTEND THE MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

                                          By Order of the Board of Directors

                                                /s/ JUDITH R. BERGLASS
                                                ----------------------------
                                                    Judith R. Berglass
                                                         Secretary

Rancho Dominguez, California
November 22, 1995

                            [DEP CORPORATION LOGO]

                              2101 EAST VIA ARADO
                    RANCHO DOMINGUEZ, CALIFORNIA 90220-6189

                            ------------------------
                                 PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD JANUARY 9, 1996

GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of DEP Corporation, a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, January 9, 1996, at 10:00 a.m. (local time), at the Holiday Inn, 19800 South Vermont Avenue, Torrance, California, and at any adjournment or postponement thereof (the "Meeting").

     Record holders of the Company's Class B Common Stock, par value $.01 per share (the "Class B Shares"), as of the close of business on November 10, 1995 will be entitled to receive notice of, and to vote at, the Meeting. Presence at the Meeting, in person or by proxy, of a majority of the outstanding Class B Shares will constitute a quorum for the transaction of business at the Meeting. Each Class B Share will be entitled to cast one vote on each matter presented to the stockholders. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions (which are effective on all matters other than the election of directors) will be considered as "against" votes for the purpose of calculating whether the requisite percentage of votes cast has approved a proposal, whereas broker non-votes will not be counted as cast. Therefore, the Board of Directors urges you to vote on these matters. On November 10, 1995, there were outstanding 3,134,081 Class B Shares. Shares of the Company's Class A Common Stock, par value $0.01 per share (the "Class A Shares"), are not entitled to be voted at the Meeting.

     Only Class B Shares represented by duly executed proxies received prior to the Meeting will be voted at the Meeting. Such shares will be voted in accordance with all instructions validly given by a stockholder. When no such instruction is given, the shares will be voted in accordance with the recommendation of the Board of Directors (the "Board") indicated on the proxy.

     The Company will pay all expenses of soliciting proxies. In addition to the solicitation being made hereby, solicitation may be made in person or by telephone by Company officers, directors or employees who will not be specially compensated therefor. Upon request, the Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Class B Shares.

     A proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by submission of a subsequent proxy or by attending and voting in person at the Meeting.

     This Proxy Statement and the enclosed form of proxy are being mailed to holders of the Company's Class B Shares on or about November 22, 1995.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following information is set forth as of November 10, 1995 with respect to the Company's Chief Executive Officer and four most highly compensated other officers, each director and nominee, all directors, nominees and executive officers as a group, and each other person or group known to the Company to be the beneficial owner of more than 5% of the outstanding Class A Shares or Class B Shares:

                                              CLASS A SHARES                                 CLASS B SHARES
                                 -----------------------------------------      -----------------------------------------
                                                                   PERCENT                                        PERCENT
       NAME & ADDRESS OF         BENEFICIALLY       OPTIONS          OF         BENEFICIALLY       OPTIONS          OF
      BENEFICIAL OWNERS(1)         OWNED(2)      EXERCISABLE(2)     CLASS         OWNED(2)      EXERCISABLE(2)     CLASS
-------------------------------- ------------    --------------    -------      ------------    --------------    -------
DIRECTORS, NOMINEES AND OFFICERS
  Robert Berglass...............     703,330          22,600         21.9         1,093,230         12,500          34.6
  Judith R. Berglass (3)........     450,898          15,000         14.1            40,898          5,000           1.3
  Grant W. Johnson..............      18,064          17,500            *             9,930          5,000             *
  Philip I. Wilber..............          --              --           --                --             --            --
  Michael Leiner................          --              --           --            15,000             --             *
  Alexander L. Kyman............          --              --           --             1,000             --             *
  Jerome P. Alpin...............      23,084          15,000            *            15,333          2,500             *
  R. Eugene Biber...............      15,000          15,000            *             8,155          2,500             *
  Stephen R. Berry..............       2,050           1,000            *             2,050          1,000             *
All Directors, Nominees &
  Officers (11 Persons).........   1,218,176          89,850         40.4         1,188,580         29,750          37.6
OTHER 5% BENEFICIAL OWNERS (4)
  Dimensional Fund Advisors
    Inc.........................     181,512              --          5.8           183,412             --           5.8
    1299 Ocean Avenue, Suite 850
    Santa Monica, CA 90401

---------------

 *  Denotes less than 1%.

(1) The address for each director, nominee and officer is c/o DEP Corporation, 2101 East Via Arado, Rancho Dominguez, California 90220-6189.

(2) Includes options exercisable on November 10, 1995 or within 60 days thereafter.

(3) Includes 400,000 Class A Shares held in the Berglass 1995 Irrevocable Trust dated June 27, 1995 for which Mrs. Berglass is the Trustee.

(4) Based solely upon the information delivered to the Company by such beneficial owners.

                             ELECTION OF DIRECTORS

     The Company's Board currently consists of six directors who are divided into three classes. The term of office of the Class II directors, Mrs. Berglass and Mr. Wilber, expires at the Meeting and they have been nominated by the Board to serve as Class II directors for a term of three years. The nominees have indicated to the Company their availability and willingness to serve in such capacity. However, if prior to the voting for directors, any of the nominees becomes unavailable or unable to serve as a director, the proxy holders will vote for a substitute nominee in accordance with their best judgment.

     Information concerning the Class II director nominees and the continuing directors, based on data furnished by them, is set forth below:

          NAME            AGE     PRINCIPAL OCCUPATION AND POSITION WITH THE COMPANY
------------------------  ----   ----------------------------------------------------
NOMINEES:
CLASS II DIRECTORS
(terms to expire in
  1998)
Judith R. Berglass         43    Judith R. Berglass is a Senior Vice President and
                                 has been employed by the Company since 1983. She has
                                 served as the Company's Vice President, Corporate
                                 Development since 1984. She has been a director
                                 since 1985 and since 1986 has also served as
                                 Secretary. For the three years prior to joining the
                                 Company, she was Vice President of CLF Associates, a
                                 management consulting firm. Mrs. Berglass is the
                                 wife of the President.
Philip I. Wilber           68    Philip I. Wilber has been a director of the Company
                                 since October 1993. Mr. Wilber founded Drug
                                 Emporium, Inc. in 1977 and served as its President,
                                 Chief Executive Officer and Chairman of the Board
                                 until 1989, and as its Chairman of the Board from
                                 1989 until his retirement in January 1992. He then
                                 served as a director until January 1993 and has been
                                 a consultant since that time. Drug Emporium is a
                                 chain of 136 company-owned deep discount drug stores
                                 which also provides certain services for 100
                                 independently franchised stores operating under the
                                 same name.
CONTINUING DIRECTORS:
CLASS I DIRECTORS
(terms expire in 1997)
Alexander L. Kyman         66    Alexander L. Kyman has been a director of the
                                 Company since December 1994. Since January 1, 1994,
                                 Mr. Kyman has been the principal of Alex Kyman &
                                 Associates, a business and financial consulting
                                 firm. For over 27 years prior thereto he was
                                 employed by City National Bank where he served as
                                 Vice Chairman for one year and as President and
                                 Chief Operating Officer for eight years prior
                                 thereto.

          NAME            AGE     PRINCIPAL OCCUPATION AND POSITION WITH THE COMPANY
------------------------  ----   ----------------------------------------------------
CONTINUING DIRECTORS:
CLASS I DIRECTORS
(terms expire in 1997)
Michael Leiner             49    Michael Leiner has been a director of the Company
                                 since December 1994. Mr. Leiner is Chairman Emeritus
                                 of Leiner Health Products Inc., a manufacturer and
                                 marketer of pharmaceutical products. Since 1992 he
                                 has been a consultant to that company and others.
                                 From 1979 to 1992, he served as Chairman of the
                                 Board and Chief Executive Officer of Leiner Health
                                 Products Inc.
CLASS III DIRECTORS
(terms expire in 1996)
Robert Berglass            57    Robert Berglass has served as President of the
                                 Company since 1969 and has been Chairman of the
                                 Board since 1971. Immediately prior to joining the
                                 Company, he was a Vice President of Faberge, Inc. He
                                 has more than 35 years of experience in the personal
                                 care products industry.
Grant W. Johnson           51    Grant W. Johnson is the Chief Financial Officer and
                                 Senior Vice President, Finance and has been employed
                                 by the Company since 1985 and as a director since
                                 1986. For approximately eight years prior to joining
                                 the Company, he was Vice President, Finance of Vidal
                                 Sassoon, Inc. Mr. Johnson, a certified public
                                 accountant, also has seven years of experience with
                                 Deloitte & Touche LLP.

BOARD OF DIRECTORS AND COMMITTEES

     The Board held 13 meetings during fiscal 1995. Non-employee directors receive an annual retainer of $6,000, plus $1,000 for each Board meeting attended and $500 for each Committee meeting attended on a date different from a Board meeting. In addition, each non-employee director is entitled to receive $2,000 for service as chairman of a committee of the Board. In July 1995, each director other than Mr. Berglass automatically received an option for 1,000 Class A Shares pursuant to the Company's 1992 Stock Option Plan. In addition, subject to stockholder approval (see "Proposal to Amend the 1992 Stock Option Plan"), each person becoming a director on or after August 1, 1994, is entitled to a one-time grant of an option to purchase 5,000 Class A Shares. All options granted to directors have a term of 5 years and an exercise price equal to the fair market value of the Class A Shares on the date of grant. During fiscal year 1995, each current director attended at least 75% of all meetings of the Board and any committees of the Board on which such director served.

     The Board currently has an Audit Committee; Compensation and Management Stock Option Committee (the "Compensation Committee"); and Employee Stock Option Committee. The Board does not have a standing Nominating Committee.

     During fiscal 1995, the Audit Committee's responsibilities included selecting the Company's independent auditors, examining the results of the annual audit and reviewing the Company's internal accounting controls and estimated fees of services performed by the Company's independent auditors. In addition, the Audit Committee advised the Board as to particular accounting or financial matters which came to its attention during the course of its review. Messrs. Kyman and Leiner are currently the members of the Audit Committee, which held one meeting during fiscal 1995.

     The Compensation Committee is responsible for determining compensation for the President and stock option grants to all executive officers. Messrs. Wilber and Leiner are currently the members of the Compensation Committee, which held one meeting during fiscal 1995.

     The Employee Stock Option Committee is responsible for determining stock option grants to employees who are not executive officers. Mr. Berglass is currently the sole member of the Employee Stock Option Committee, which met twice during fiscal 1995.

CERTAIN TRANSACTIONS

     Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of such reports. Based on the Company's review of the copies of those reports and written representations which it has received, the Company believes that all such filings have been made. The Berglass 1995 Irrevocable Trust dated June 27, 1995 was late in filing its initial report. However, the filing made by Judith
R. Berglass, which was timely filed, also reported the shares held by such Trust.

EXECUTIVE COMPENSATION

     The following Summary Compensation Table sets forth compensation of the Chief Executive Officer and the four other most highly compensated executive officers of the Company for fiscal years 1995, 1994 and 1993:

                           SUMMARY COMPENSATION TABLE

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                            AWARDS
                                              ANNUAL COMPENSATION       --------------
                                  FISCAL     ----------------------     STOCK OPTIONS         ALL OTHER
              NAME                 YEAR      SALARY(1)     BONUS(2)     NUMBER GRANTED     COMPENSATION(3)
--------------------------------  ------     ---------     --------     --------------     ---------------
Robert Berglass                    1995      $ 523,651     $    --              --             $   400
  President and                    1994        566,085          --          30,000               2,724
  Chief Executive Officer          1993        544,792          --          75,000               3,108

Grant W. Johnson                   1995        204,990          --          26,000               1,210
  Senior Vice President and        1994        206,500          --          11,000               4,032
  Chief Financial Officer          1993        196,833      91,000          35,000               3,905

Jerome P. Alpin                    1995        195,594      17,970          25,000               2,060
  Senior Vice President            1994        197,142      42,625          10,000               5,259
  and General Manager,             1993        189,400       7,500          10,000               5,018
  International Sales and
     Marketing

E. Michael McNamara                1995        178,854          --              --                 300
  Executive Vice President,        1994        207,475      11,840          15,000              59,850
  Sales and Marketing (4)          1993         16,667          --          40,000                  --

R. Eugene Biber                    1995        158,995      19,152          25,000               1,023
  Senior Vice President,           1994        160,250          --          10,000               2,892
  Operations                       1993        153,500      61,000          15,000               2,830

Stephen R. Berry                   1995        142,200       9,157          10,000               1,293
  Vice President, Sales            1994        125,725       9,437           7,000               1,672
                                   1993        114,150       3,440           1,000               1,768

---------------

(1) Compensation deferred at the election of the executive pursuant to the DEP Corporation Executive Deferred Compensation Plan is included as salary in the year earned.

(2) Bonuses are included in the fiscal year earned, but are typically paid in the following fiscal year. Bonuses are subject to the Company's 1993 Stock Target Ownership Plan pursuant to which executives receive a portion of their bonus compensation in Class A Shares and/or Class B Shares (collectively, the "Common Stock"), based on the fair market value of such stock. Fiscal 1995 bonuses paid to Messrs. Alpin and Biber include the fair market value of 1,734 and 2,773 Class B Shares, respectively, issued in fiscal 1996. Fiscal 1994 bonuses paid to Mr. Alpin and Mr. McNamara include 2,765 and 770 Class B Shares, respectively, issued in fiscal 1995. Fiscal 1993 bonuses paid to Messrs. Johnson and Biber include the fair market value of 4,366 and 2,882 Class B Shares, respectively, issued in fiscal 1994.

(3) Amounts paid in fiscal 1995 represent (i) supplemental life insurance premiums paid by the Company for term life insurance of $810 for Mr. Johnson, $1,660 for Mr. Alpin, $300 for Mr. McNamara, $623 for Mr. Biber and $893 for Mr. Berry; and (ii) $400 for each of the named officers other than Mr. McNamara as matching contributions under the Company's 401(k) plan. No contribution was made by the Company to its Profit Sharing Plan for fiscal 1995.

(4) Mr. McNamara resigned from the Company effective May 31, 1995.

CHANGE IN CONTROL BENEFITS

     The Company has entered into an Executive Severance Agreement (the "Severance Agreement") and a Retention Bonus Agreement (the "Retention Agreement") (collectively, the "Agreements") with each of the current executive officers named in the Summary Compensation Table above, and other executive officers, with the exception of the President, who is covered only by a Severance Agreement. The Agreements provide for a severance payment and a retention bonus payment should a change in control of the Company occur.

     The Severance Agreement provides an executive with a lump sum payment based on an executive's current annual base salary, as of the date of termination, as follows: (1) the President and senior vice presidents would receive payments equal to 18 months of their annual base salary, (2) other executive officers would receive payments equal to 12 or 18 months of their annual base salary, and
(3) other vice presidents and department directors would receive payments equal to six months of their annual base salary plus one month of the executive's annual base salary multiplied by a number equal to the number of years the executive has been employed by the Company, provided, however, that the maximum payment would not exceed 18 months of such executive's annual base salary. In addition, such executives would receive life, disability, accident and group health insurance benefits for a like period of time.

     A change in control will be deemed to have occurred if: (i) Robert Berglass, Judith R. Berglass and any controlled affiliate thereof cease to beneficially own securities of the Company representing 26% or more of the combined voting power of the Company's then outstanding securities; (ii) within a two consecutive year period, members of the Board at the beginning of such period and approved successors no longer constitute a majority of such Board, or
(iii) stockholders of the Company entitled to vote thereon approve a merger or consolidation (with certain exceptions) or a plan of complete liquidation.

     An executive is not entitled to receive any compensation or benefits under the Severance Agreement subsequent to a change in control if the executive's employment is terminated (i) due to the disability of the executive, (ii) by DEP Corporation, for "just cause," as defined in the Severance Agreement or (iii) by the executive other than for "good reason," as defined in the Severance Agreement. Each Severance Agreement will terminate three years from the date of execution and will automatically be extended for one additional year unless either party gives notice to the other of its intent not to extend the term.

     The Retention Agreement provides that in the event a change in control occurs within 24 months after such executive enters into such Retention Agreement and (i) the executive remains in the employ of the Company for a period of six months after such change in control or (ii) if such executive is terminated by the Company or a successor, unless such termination is for "just cause," as defined in the Retention Agreement or voluntarily by the executive other than for "good reason," as defined in the Retention Agreement, then each current executive listed on the Summary Table, with the exception of Robert Berglass, will receive a lump sum payment equal to approximately six (6) months of the executive's annual base salary.

     For purposes of the Agreements, base salary is calculated without taking into account voluntary salary reductions instituted in March 1995 which amounted to 15% for Mr. Berglass and 10% for Messrs. Alpin,

Biber and Johnson. If payments and benefits under the Agreements pursuant to a change in control would subject such executive to excise tax under Section 4999 of the Internal Revenue Code or would result in the Company's loss of a federal income tax deduction for such payments, then such payments and benefits shall automatically be reduced to the extent necessary to avoid the imposition of such tax penalty.

     The Board believes that the Agreements, which were unanimously approved by the independent, non-management directors, reinforce and encourage the continued attention and dedication of members of the Company's management team to their assigned duties. The Agreements protect the best interests of the stockholders by assuring such executives a level of financial security and inducing such executives to remain in the employ of the Company. The Board believes that these advantages outweigh the cost of such benefits.

                                 OPTION GRANTS

     The following table shows information regarding grants of stock options during the fiscal year ended July 31, 1995 to the named executive officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                            NUMBER OF OPTIONS   % OF TOTAL                             ANNUAL RATES OF STOCK
                                                 OPTIONS     EXERCISE                    PRICE APPRECIATION
                               GRANTED(1)        GRANTED      OR BASE                    FOR OPTION TERM(3)
                            -----------------   IN FISCAL      PRICE     EXPIRATION   ------------------------
           NAME             CLASS A   CLASS B    YEAR(2)     ($/SH)(1)      DATE          5%           10%
--------------------------  -------   -------   ----------   ---------   ----------   ----------   -----------
Robert Berglass...........       --      --          --        $  --            --    $       --   $        --
Grant W. Johnson..........    1,000      --           *         1.63       7/31/00           450           995
                             25,000      --         11%         2.23       7/07/02        22,696        52,891
Jerome P. Alpin...........   25,000      --         11%         2.23       7/07/02        22,696        52,891
R. Eugene Biber...........   25,000      --         11%         2.23       7/07/02        22,696        52,891
Stephen R. Berry..........   10,000      --          4%         1.13       6/28/00         3,122         6,899
All stockholders(4).......      N/A     N/A         N/A          N/A           N/A     5,245,416    12,224,050

---------------

 *  Denotes less than 1%

(1) All options have exercise prices equal to the fair market value of the respective Common Stock at the date of grant, except that incentive stock options granted to Mr. Berglass have an exercise price equal to 110% of the fair market value. Options granted to Mr. Berry and options to purchase 1,000 Class A Shares automatically granted to Mr. Johnson for his services as a director will become exercisable three years after the date of grant; all other options granted in fiscal 1995 are exercisable in two installments and exercisable in full one year from the date of grant. However, all options would be immediately exercisable in certain events as provided for in the Company's 1992 Stock Option Plan. The closing prices for the Class A Shares and the Class B Shares on the NASDAQ SmallCap Market on November 6, 1995, were $1.50 and $1.625, respectively.

(2) Options with respect to 233,500 Class A Shares and 3,500 Class B Shares were granted to employees, executives, consultants and directors during fiscal 1995.

(3) The assumed rates of annual appreciation are calculated from the date of grant, based upon the fair market value of the Common Stock on such date, through the last date the option may be exercised. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, including overall stock market conditions. The Company does not represent that the values reflected in this table will or will not be realized.

(4) This sets forth the potential profit which would be realized on the Company's Common Stock by all stockholders, as a group, at the assumed rates of appreciation based on share prices at July 31, 1995, over a period of seven years.

                          OPTION EXERCISES AND VALUES

     The following table presents information regarding options exercised to acquire shares of the Company's Common Stock during fiscal 1995 and the values of unexercised options held at the end of fiscal 1995:

            AGGREGATED OPTION EXERCISES IN FISCAL 1995 AND 1995 FISCAL YEAR-END OPTION VALUES
                                                                                           VALUE OF UNEXERCISED
                                 NUMBER OF                   NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                   SHARES                 OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                  ACQUIRED      VALUE     ---------------------------   ---------------------------
             NAME               ON EXERCISE    REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------------  ------------   --------   -----------   -------------   -----------   -------------
Robert Berglass...............         --       $   --       35,100         94,900        $    --        $    --
Grant W. Johnson..............         --           --       22,500         59,500             --             --
Jerome P. Alpin...............         --           --       17,500         32,500             --             --
R. Eugene Biber...............         --           --       17,500         37,500             --             --
Stephen R. Berry..............         --           --        2,000         18,000             --        $ 5,000

---------------

(1) Based on the difference between the closing price on the NASDAQ National Market System of $1.625 for the Class A Shares and $2.50 for the Class B Shares at July 31, 1995, and the exercise price of options having an exercise price lower than such closing prices.

                         COMPENSATION COMMITTEE REPORT

     The Company's executive compensation policies are designed to develop a high quality management team and to motivate this team to achieve the Company's short-term and long-term goals. With this in mind, the Company seeks to develop overall compensation programs which provide the competitive compensation levels necessary to attract and retain experienced, innovative, and well-qualified executives from the health and beauty care industry and the Company's own middle management. The Company then seeks to provide such executives with significant performance bonuses closely linked to their achievement of objective financial goals, such as growth in net sales and operating income and a favorable return on equity, and to more subjective goals, such as organizational development, team work and corporate efficiency.

     Within this framework, the Company's Compensation Committee is responsible for determining all aspects of the compensation for its president and chief executive officer (the "CEO"), as well as the stock options to be granted to the Company's other executive officers. The CEO is responsible for establishing all compensation for the other executive officers, apart from their stock options.

     As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax effect on the Company and executives of various payments and benefits. Section 162(m) of the Internal Revenue Code generally disallows the Company's deduction for compensation in excess of $1 million paid to the CEO or to any of the four other most highly compensated executive officers, unless such excess compensation qualifies as "performance-based compensation." The Compensation Committee will not necessarily limit executive compensation to that which is deductible by the Company under Section 162(m), but believes that Section 162(m) will not limit the deductibility of any compensation granted to date.

     The three key components of the Company's compensation programs are base salary, performance bonuses, and stock options.

  Base Salary

     Base salary levels for all executive officers are reviewed annually. As part of this review, the Company takes into account the compensation packages offered by other companies in the health and beauty care industry and focuses particular attention on the compensation paid by a group of the Company's peers (the "Peer Group"). The Company also gives consideration to the experience, responsibilities, management and leadership abilities of its individual executive officers and their actual performance on behalf of the Company.

  Performance Bonuses

     At the commencement of each fiscal year, the Company establishes objective financial and certain subjective goals which are based upon and exceed the Company's achievements in the prior year. Using these overall goals as a basis, the CEO then establishes incentive programs which sets forth performance goals for the current fiscal year. In addition, at the end of each fiscal year, the Company may award bonuses to recognize special contributions made by an executive or his department to long-term strategic goals not specifically addressed in the individual incentive programs. In compliance with the 1993 Stock Target Ownership Plan, a portion of the executive's performance bonus may be paid in the form of Common Stock, with the remainder paid in cash.

  Stock Options

     The Compensation Committee utilizes stock options as a key incentive because they provide executives with the opportunity to become stockholders of the Company and thereby share in the long term appreciation in value of the Company's Common Stock. The Compensation Committee believes that stock options are beneficial to the Company and its stockholders because they directly align the interests of the Company's executives with those of its other stockholders.

     The Compensation Committee determines the amount of stock options, if any, to be granted from time to time to executive officers pursuant to the 1992 Stock Option Plan. Options are granted at no less than prevailing market value and, in the case of CEO incentive stock options, the exercise price is at least 110% of such prevailing value. Accordingly, stock options will only benefit executives if the price of the Company's stock increases over the option term.

     The number of shares subject to individual options are usually based on the performance of the executive team as a group, as well as on departmental and individual contributions. Options are granted as compensation for performance and as an incentive to promote the future growth and profitability of the Company. In determining the number of shares subject to such options, the Committee considers the option and other compensation policies of the industry, with particular attention to the Peer Group. It also takes into account the outstanding options already held by each individual executive officer, and the projected value of the options based on historical and assumed appreciation rates of the Company's Common Stock.

     In July 1995, in light of the financial difficulties of the Company, the fact that all options previously issued to the Company's executives had exercise prices considerably in excess of the current market price of the Common Stock and the reduction of executive salaries, the Compensation Committee determined that it was imperative to provide the Company's key management personnel incentives to remain with the Company. Therefore, the Compensation Committee determined to grant options to purchase 100,000 Class A Shares to the Company's executive officers.

  CEO Compensation

     As is the case for the other executive officers, the CEO's compensation package consists of base salary, performance bonuses, and stock options.

     The CEO's base compensation for fiscal 1995 was set by the Compensation Committee in July 1994. In determining Mr. Berglass' compensation, the Compensation Committee considered the overall compensation packages of other chief executive officers in the Peer Group and other companies in the health and beauty care industry. In addition, the Compensation Committee considered the Company's performance and its achievement of its financial and business goals and evaluated Mr. Berglass' overall individual performance, both in the prior fiscal year and in the prior five years. The Compensation Committee does not assign relative weights or rankings to each of these factors, but instead makes a subjective determination based on consideration of all such factors.

     The Compensation Committee met on November 13, 1995, to consider Mr. Berglass' base salary for fiscal 1996 and to determine whether to award any performance bonuses and stock options to him with respect to fiscal 1995. Based upon the Company's financial results for fiscal 1995, Mr. Berglass recommended that the

Compensation Committee not award any performance bonus or base salary increase and the Compensation Committee voted to make no change in Mr. Berglass' compensation for fiscal 1996.

                                          Compensation Committee
                                          Philip I. Wilber, Chairman
                                          Michael Leiner

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Wilber and Leiner, and Dennis Holt, who is no longer a director, served on the Compensation Committee during 1995.

                     COMPANY STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the Company's total return to stockholders over a five-year period commencing August 1, 1990 against the NASDAQ market index and the Peer Group. The Peer Group consists of Chattem, Inc.; Del Laboratories, Inc.; St. Ives Laboratories, Inc.; and Mem Company, Inc.

      Measurement Period                 DEP
    (Fiscal Year Covered)            Corporation         NASDAQ        Peer Group
1990                                       100             100             100
1991                                       219             118             118
1992                                       275             139             140
1993                                       156             169             166
1994                                        63             174             134
1995                                        46             243             170

ASSUMPTIONS:

     Assumes $100 invested on August 1, 1990 with reinvestment of any dividends. No dividends were paid on the Company's securities during the period.

                  PROPOSAL TO AMEND THE 1992 STOCK OPTION PLAN

     On August 10, 1995, the Board adopted, subject to shareholder approval, an amendment (the "Proposed Amendment") to the 1992 Stock Option Plan (the "1992 Plan") which provides for one-time option grants to new non-management directors and expands the circumstances under which the Company's executive officers would be entitled to exercise outstanding stock options in connection with a change in control of the Company. The following summary of the Proposed Amendment is subject to, and is qualified in its entirety by reference to, the complete text of the Proposed Amendment set forth as Exhibit A to this Proxy Statement.

     The 1992 Stock Option Plan. The purpose of the 1992 Plan is to enhance the ability of the Company to attract, retain and develop a strong management team by encouraging ownership of Common Stock by its officers and other employees, directors and consultants. The 1992 Plan is administered by the Company's Board in conjunction with its Compensation Committee and Employee Stock Option Committee. Subject to the provisions of the 1992 Plan, the Board and such Committees have authority to select the individuals who will receive options; to determine the types of options to be granted and the number and class of shares that will be subject to each option; and to impose other terms and conditions, which need not be identical among options.

     In accordance with rules promulgated under Section 16(b) of the Exchange Act, discretionary grants to executive officers and directors under the 1992 Plan are made by a disinterested committee (a "Disinterested Committee") comprised of two or more directors who, for at least one year prior to service on such Committee, have not been granted any options, other than "formula grant" options described below. The Compensation Committee is a Disinterested Committee within the meaning of Rule 16b-3 promulgated under the Exchange Act and is authorized to make discretionary stock option grants to executive officers and directors who are not serving on any Disinterested Committee.

     The 1992 Plan includes a formula grant pursuant to which each of the Company's directors other than the Chairman of the Board is, on the last business day of each fiscal year during his or her term as director, granted an option to purchase 1,000 shares of the Company's Class A Shares. The exercise price of all such options is the last sale price for the Class A Shares on the date of grant.

     The 1992 Plan provides that grants may be made with respect to Class A Shares or Class B Shares or with respect to any other class of Common Stock which the Company may hereafter be authorized to issue. Except for the formula grants described above, the Compensation Committee determines in its sole discretion which class of shares will be subject to any option granted under the 1992 Plan.

     The Employee Stock Option Committee has the power to grant options to non-executive employees and consultants with respect to an aggregate of 50,000 shares of Common Stock per year. Any grants proposed by such Committee with respect to a greater number of shares are subject to approval by the Board.

     Options to purchase shares of the Company's Common Stock may be granted under the 1992 Plan until October 14, 2002. Incentive stock options granted under the 1992 Plan to holders of more than ten percent (10%) of the outstanding voting Common Stock of the Company may not have a term exceeding five years. No options granted under the 1992 Plan may be exercisable for a term of more than ten years.

     Subject to the amendment described below, all outstanding options under the 1992 Plan will become immediately exercisable in the event of the dissolution or liquidation of the Company, any merger or reorganization if the surviving entity does not assume all obligations under the 1992 Plan or in the event that persons who were directors on October 14, 1992 or who were nominated or recommended by such directors do not constitute a majority of the Board.

     Employees, including officers, may be granted either incentive or non-qualified stock options under the 1992 Plan; non-management directors and consultants may only be granted non-qualified stock options. The exercise price of each incentive stock option granted under the 1992 Plan may not be less than the fair market value on the date of grant of the shares of Common Stock subject to the option. In addition, the exercise price of any incentive stock option granted to the holder of more than ten percent (10%) of the outstanding shares of the applicable class of Common Stock must be at least one hundred ten percent (110%) of the fair market value of such shares on the date of grant. The maximum number of shares issuable under the 1992 Plan is generally ten percent (10%) of all shares of Common Stock issued and outstanding.

     The 1992 Plan provides that the Board or the Employee Stock Option or Compensation Committees may, in their sole discretion, include in any option agreement a tax withholding feature permitting an option holder to elect to have certain shares withheld upon the exercise of options granted thereunder to satisfy withholding tax obligations.

     Under federal tax laws as currently in effect, the qualified exercise of incentive stock options may subject the option holder to alternative minimum tax. The option holder is also subject to federal income tax on the amount by which the proceeds from the sale of shares acquired pursuant to such options exceeds the option exercise price. In addition, the exercise of non-qualified stock options subjects the holder to federal income tax on the amount by which the fair market value of the shares on the date of exercise exceeds the exercise price.

     The Company receives no federal income tax deduction upon the grant, exercise or qualified sale of stock acquired pursuant to incentive stock options. However, the Company does receive a deduction upon the exercise of nonqualified stock options and upon the sale of shares issuable upon the exercise of an incentive stock option if such shares are sold within one year of the exercise date. Such tax deduction is based on the amount by which the fair market value of the underlying shares at the date of exercise exceeds the exercise price.

     As of July 31, 1995 there were three non-management directors, three outside consultants and approximately 180 employees, including eight executive officers, eligible to participate in the 1992 Plan.

     To date, options to purchase 525,050 shares of Common Stock are outstanding under the 1992 Plan. The following table indicates the number of shares of Common Stock subject to all Options granted under the 1992 Plan to (i) each current executive officer named in the Summary Compensation Table under "Executive Compensation," (ii) all current executive officers as a group, (iii) all current directors who are not employees, as a group, and (iv) all employees who are not executive officers, as a group. No shares have been issued upon exercise of options granted under the 1992 Plan.

                                                                         SHARES SUBJECT
                               NAME AND POSITION                           TO OPTIONS
        ---------------------------------------------------------------  --------------
        Robert Berglass, President and Chief Executive Officer.........      105,000
        Grant W. Johnson, Senior Vice President and Chief Financial
          Officer......................................................       67,000
        Jerome P. Alpin, Senior Vice President and General Manager,
          International Sales and Marketing............................       45,000
        R. Eugene Biber, Senior Vice President, Operations.............       50,000
        Stephen R. Berry, Vice President, Sales........................       18,000
        All Executive Officers as a Group..............................      349,500
        Nonemployee Directors as a Group...............................       19,000
        Nonexecutive Employees as a Group..............................      156,550

     Amendment to 1992 Plan. As a result of the Proposed Amendment, all unvested options would become exercisable (1) upon stockholder approval of liquidation of the Company, (2) upon stockholder approval of the merger or consolidation of the Company with another entity with certain exceptions including if the voting securities of the Company prior to the transaction (or securities issued in exchange therefor) continue to represent more than two-thirds of the combined voting power of the entity surviving such transaction, (3) if, on any date, a majority of the Board is not comprised of "Continuing Directors," defined as persons who were directors two years prior to such date or who were subsequently elected or appointed to the Board upon the recommendation or with the approval of at least two-thirds of the Continuing Directors, or (4) if Robert and Judith
R. Berglass and their affiliates cease to beneficially own securities representing at least 26% of the combined voting power of the Company.

     The Board believes that the forgoing amendment will reinforce and encourage the dedication of the Company's management team to their assigned duties and is in the best interests of the Company and its stockholders.

     The Proposed Amendment also provides that each person becoming a director on or after August 1, 1994, shall receive a one-time grant of an option to purchase 5,000 Class A Shares at the last sale price of such shares on the date of the option grant. The Board believes the one-time grant of an option to purchase 5,000 Class A Shares will materially aid the Company in its efforts to recruit and retain qualified individuals to serve as directors. Subject to stockholder ratification, on September 19, 1995, Messrs. Leiner and Kyman were granted the following options, entitling them to purchase 5,000 Class A Shares at the fair market value of such shares on the date of grant.

                 NEW PLAN BENEFITS TO NON-MANAGEMENT DIRECTORS
                             1992 STOCK OPTION PLAN

                                                                                        POTENTIAL
                                                                                        REALIZABLE
                                                                                     VALUE AT ASSUMED
                                                                                  ANNUAL RATIOS OF STOCK
                                                                                    PRICE APPRECIATION
                                 NUMBER OF SHARES      EXERCISE                      FOR OPTION TERM
                                UNDERLYING OPTIONS      PRICE        EXPIRATION     ------------------
               NAME                  GRANTED          ($/SHARE)         DATE          5%         10%
    --------------------------  ------------------    ----------     ----------     ------      ------
    Alexander L. Kyman........         5,000            $2.125         9/19/00      $2,935      $6,487
    Michael Leiner............         5,000            $2.125         9/19/00       2,935       6,487

     VOTE REQUIRED. The Company is seeking stockholder approval and ratification of the actions described above, which requires the affirmative vote of a majority of the Class B Shares present in person or by proxy at the Meeting.

     THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE 1992 STOCK OPTION PLAN.

                              INDEPENDENT AUDITORS

     KPMG Peat Marwick LLP served as the Company's independent auditors for the fiscal year ended July 31, 1995 and has been selected by the Company's Audit Committee to serve as the independent auditors for the fiscal year ending July 31, 1996. Representatives of such firm are expected to be present at the Meeting and will have the opportunity to respond to appropriate questions and to make a statement if they desire to do so.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder proposal intended for consideration at the 1996 Annual Meeting of Stockholders must be received by July 26, 1996 and otherwise conform to the applicable requirements of the Exchange Act to be included in the proxy materials relating to that meeting. It is recommended that any such proposals be sent to the Secretary of the Company by certified mail, return-receipt requested.

                                 ANNUAL REPORT

     The Annual Report to Stockholders covering the Company's fiscal year ended July 31, 1995 is being mailed to stockholders of record at the same time as this Proxy Statement.

     The Company will provide without charge to each person who is a beneficial owner of Common Stock, on written request of such person, a copy of the Company's annual report on Form 10-K filed with the Securities and Exchange Commission (not including exhibits). Written request for such copies should be addressed to the Investor Relations Department, DEP Corporation, 2101 East Via Arado, Rancho Dominguez, California 90220-6189.

                                 OTHER MATTERS

     The Board does not intend to bring any matter before the Meeting except as specifically indicated in the notice, nor does the Board know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their best judgment.

     The Compensation Committee Report and the Company Stock Price Performance Graph that appear herein shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or Exchange Act and, unless specifically incorporated by the Company, shall not be deemed incorporated by reference in any document filed under such Acts.

     ALL STOCKHOLDERS ARE URGED TO PROMPTLY VOTE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                                                    /s/ JUDITH R. BERGLASS
                                                    --------------------------
                                                        Judith R. Berglass
                                                            Secretary
Rancho Dominguez, California
November 22, 1995

                                                                       EXHIBIT A

                                AMENDMENT TO THE
                                DEP CORPORATION
                             1992 STOCK OPTION PLAN

     Set forth below is the full text of the amendment being submitted for stockholder approval and ratification. For convenient reference, the revised language has been italicized.

     Section 3 (g) shall read in full as follows:

          (g) Formula Grants. On the last business day of each of the Company's fiscal years commencing with July 29, 1994, each of the Company's directors then in office, other than the Chairman of the Board, shall be granted options to purchase 1,000 shares of Class A Common Stock at the Fair Market Value of such shares on the date of the option grant. In addition, each person becoming a director on or after August 1, 1994, shall receive a one-time grant of an option to purchase 5,000 shares of Class A Common Stock at the Fair Market Value of such shares on the date of the option grant, which shall be granted on the later of September 19, 1995 or the date of election or appointment to the Board of Directors; provided, that options granted prior to the date the amendment of this Section 3 (g) is approved by stockholders of the Corporation in accordance with Section 12
     (a) of this Plan shall be conditioned upon such approval and such options may not be exercised, sold, assigned, pledged or made subject to any encumbrance unless and until such approval has been obtained. Notwithstanding the foregoing, if Class A Common Stock is not available for issuance, any formula grants made pursuant to this Section 3(g) shall be with respect to Original Common Stock. This Section 3(g) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act ("ERISA") or the rules thereunder.

     Section 11 (b) shall read in full as follows:

          (b) Change in Control Defined. A "Change in Control" will be deemed to have occurred (i) upon stockholder approval of the liquidation of the Company, (ii) upon stockholder approval of the merger or consolidation of the Company with another entity unless following such transaction (A) the voting securities of the Company prior to the transaction (or securities issued in exchange therefor) continue to represent more than two-thirds of the combined voting power of the entity surviving such transaction, or (B) Robert and Judith R. Berglass and their affiliates continue to beneficially own securities representing at least 26% of the combined voting power of the entity surviving such transaction, (iii) if, on any date, a majority of the Board of Directors is not comprised of "Continuing Directors," defined as persons who were directors two years prior to such date or who were subsequently elected or appointed to the Board of Directors upon the recommendation or with the approval of at least two-thirds of the Continuing Directors, or (iv) if Robert and Judith R. Berglass and their affiliates cease to beneficially own securities representing at least 26% of the combined voting power of the Company; provided, however, that such persons shall be deemed to beneficially own any securities of the Company which are owned by such persons but subject to call options by third parties unless and until such options are exercised.

     Section 11(c) shall read in full as follows:

          (c) Exercise of Options Upon a Change in Control. Upon a Change in Control, each option granted under this Plan shall terminate, provided that each holder of an option shall first be given the opportunity to exercise all outstanding options, including options which have not vested as of the effective date of the Change in Control. The Company shall give each option holder written notice of any pending or actual Change in Control, and all options shall expire on the later of the Change in Control or the notice period specified by the Company (which shall be at least 10 days), provided, that any exercise of an option prior to a Change in Control shall be contingent upon the occurrence of such Change in Control.

                                DEP CORPORATION
                       1992 STOCK OPTION PLAN, AS AMENDED


1.       Purpose.

         The purpose of this Plan is to enhance the ability of DEP Corporation (the "Company") to attract, retain and develop a strong management team by encouraging ownership of Common Stock by its key employees, including officers, and by its directors and consultants.

2.       Administration.

         (a) Administrators. This Plan shall be administered by the Company's Board of Directors and, to the extent provided herein or otherwise authorized by the Board of Directors, by the Compensation Committee, the Management Stock Option Committee and the Employee Stock Option Committee of the Board of Directors.

         (b) Committees. The Compensation Committee, the Management Stock Option Committee and the Employee Stock Option Committee are hereinafter individually referred to as a "Committee" and are collectively referred to as the "Committees."

         (c) Appointment Powers. The Board of Directors shall at all times be entitled to remove members of the Committees and to fill vacancies or make additional appointments. Any action of the Board of Directors or of the Committees shall be taken pursuant to majority vote or unanimous written consent.

         (d) Interpretation. The Board of Directors (or the Management Stock Option Committee, to the extent authorized by the Board of Directors) shall have the authority to interpret this Plan and any option agreements granted hereunder, to define the terms used herein, to prescribe, amend and rescind rules and regulations for the administration of this Plan, to determine the duration and purpose of leaves of absence which may be granted to participants without constituting a termination of their employment for the purposes of this Plan and, except as provided in Sections 3(d) through 3(g) below, to make all other determinations necessary or advisable for the administration of this Plan. The determination of the Board of Directors or the Management Stock Option Committee on the matters referred to in this
Section 2(d) shall be conclusive.

         (e) Class of Stock. Options issued under this Plan shall be with respect to shares of (i) the Company's Class A Common Stock, $.01 par value ("Class A Common Stock"), (ii) the Company's Class B Common Stock, $.01 par value ("Class B Common Stock"), or (iii) any other class of Common Stock which the Company is now or hereafter authorized to issue, including, the Common Stock, $.01 par value, outstanding as of the date hereof ("Original Common Stock") (collectively, "Common Stock"). The determination of the class of Common Stock to be issued upon exercise of options granted hereunder shall be made in accordance with Section 3 hereof.

3.       Participation.

         (a) Eligibility. Key employees, including officers, and the directors and consultants of the Company or of any Subsidiary shall be eligible for selection to participate in this Plan. As used herein, "Subsidiary" shall mean any corporation of which the Company owns, directly or indirectly, fifty percent (50%) or more of the voting stock.

         (b) Board of Directors. Except as provided in Sections 3(d) through 3(g) or in Section 3(i), the Board of Directors shall determine which of the eligible individuals shall be granted options and shall also determine the timing, exercise price and term of the options, the number and class of shares to be subject to options granted hereunder and all other terms of the option agreements (collectively, the "Option Terms"). Such option agreements need not be identical. An individual who has been granted an option may, if he or she is otherwise eligible, be granted additional options hereunder. At the time of grant, the Board of Directors or the applicable Committee shall determine whether options granted to employees shall be non-statutory options or incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended (the "Code").

         (c) Incentive Stock Options. The aggregate Fair Market Value of shares of Common Stock with respect to which an incentive stock option first becomes exercisable by any option holder may not exceed $100,000 in any calendar year. Such Fair Market Value (as defined in Section 3(h)) shall be determined at the time an option is granted.

         (d) Management Stock Option Committee. Subject to the other provisions of this Plan, the Management Stock Option Committee shall determine which directors and Executive Officers (other than the Chairman of the Board) shall be granted options and shall also determine the Option Terms for any options granted. As used herein, "Executive Officers" shall mean those persons designated by the Company's Board of Directors on October 14, 1992, or from time to time thereafter, as constituting "Officers," within the meaning of Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (e) Compensation Committee. Subject to the other provisions of this Plan, the Compensation Committee shall determine whether the Chairman of the Board shall be granted any options and shall also determine all Option Terms for any options granted.

         (f) Employee Stock Option Committee. Subject to this Section 3(f) and the other provisions of this Plan, the Employee Stock Option Committee shall determine which consultants and employees of the Company other than Executive Officers shall be granted options and shall also determine the Option Terms for any options granted. Any grants awarded by the Employee Stock Option Committee in excess of an aggregate of 50,000 shares of Common Stock during any fiscal year shall be subject to the approval of the Board of Directors.

         (g) Formula Grants. On the last business day of each of the Company's fiscal years commencing with July 29, 1994, each of the Company's directors then in office, other than the Chairman of the Board, shall be granted options to purchase 1,000 shares of Class A Common Stock at the Fair Market Value of such shares on the date of the option grant. In addition, each person becoming a director on or after August 1, 1994, shall receive a one-time grant of an option to purchase 5,000 shares of Class A Common Stock at the Fair Market Value of such shares on the date of the option grant, which shall be granted on the later of September 19, 1995 or the date of election or appointment to the Board of Directors; provided, that options granted prior to the date the amendment of this Section 3(g) is approved by stockholders of the Corporation in accordance with Section 12(a) of this Plan shall be conditioned upon such approval and such options may not be exercised, sold, assigned, pledged or made subject to any encumbrance unless and until such approval has been obtained. Notwithstanding the foregoing, if Class A Common Stock is not available for issuance, any formula grants made pursuant to this
Section 3(g) shall be with respect to Original Common Stock. This Section 3(g) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act
("ERISA") or the rules thereunder.

         (h) Fair Market Value. Unless the Board of Directors or the applicable Committee otherwise determines, the "Fair Market Value" of any class of shares of Common Stock subject to options granted hereunder shall be the price of the last reported sale of such shares on the date of grant, as reported by NASDAQ.

         (i) Tax Withholding. In order to satisfy the withholding tax obligations arising in connection with the exercise of options under this Plan, the Board of Directors or any applicable Committee may, in its sole discretion, include in any option agreement a tax withholding feature which permits an option holder, at his or her election, to have certain shares of Common Stock withheld upon exercise of options granted hereunder and in lieu of receiving such shares to have additional income tax withheld equal to the amount by which the Fair Market Value of such shares exceeds the exercise price. In addition, the Board of Directors or the applicable Committee shall incorporate in any option agreement which contains a tax withholding provision any restrictions on the exercise or surrender of such options which the Board of Directors or applicable Committee deems necessary to comply with Section 16 of the 1934 Act.

4.       Shares Subject to This Plan.

         Subject to the anti-dilution adjustments provided for in Section 11 hereof, the maximum number of shares of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed the lesser of ten percent (10%) of the total number of shares of Common Stock then outstanding or two million (2,000,000) shares; provided, however, that notwithstanding any subsequent change in the number of shares of Common Stock outstanding, any option granted hereunder shall be deemed duly authorized if, at the time of grant, the total number of shares subject to all options then outstanding did not exceed such ten percent limit. If any option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject to such option shall again be available for the purpose of this Plan.

5.       Exercise Price.

         (a) Determination of Price. Except as otherwise provided in Sections 3(d) through 3(h), the exercise price of all shares of Common Stock subject to each option granted hereunder shall be determined by the Board of Directors.

         (b) Price and Manner of Payment. The exercise price of all shares of Common Stock to be issued pursuant to incentive stock options granted hereunder shall not be less than one hundred percent (100%) of the Fair Market Value of such shares on the date of the grant. If at the time an incentive stock option is granted, the option holder owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or its Subsidiaries, then the option price must be at least one hundred ten percent (110%) of the Fair Market Value of the shares of Common Stock at the time of grant and the option may only be exercisable within the period of five (5) years from the date of grant. The consideration for any shares of Common Stock purchased pursuant to any option granted hereunder shall be paid in full at the time of purchase either in cash or by check, unless the Board of Directors or applicable Committee determines, in its sole discretion, that any of the consideration may also be payable with shares of Common Stock.

6.       Option Period.

         Each option and all rights or obligations thereunder shall expire on the date determined by the Board of Directors or the applicable Committee, but such date shall not be later than either (i) the tenth anniversary of the date of grant or (ii) October 14, 2002. Each option and all rights or obligations thereunder shall be subject to earlier termination as hereinafter provided.

7.       Exercise of Options; Continuation of Employment.

         (a) Continued Employment. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any person any rights to continue in the employ of the Company or of any Subsidiary or to continue as a director or consultant. Nor shall anything contained in this Plan interfere in any way with the right of the Company or of any Subsidiary to reduce any such person's compensation from the rate in existence at the time of the granting of an option or to otherwise alter the terms of such person's relationship with the Company.

         (b) Exercise Terms. The Board of Directors or the applicable Committee shall determine the exercise terms of all Common Stock subject to any
stock option granted hereunder.   All shares which an option holder is entitled
to purchase during any installment period but which are not purchased during such period may be purchased at any time thereafter until the earlier of the expiration or termination of the option. Not less than 100 shares of Common Stock may be purchased at one time and no fractional shares of any class may be purchased unless the number of shares purchased is the total number available for purchase under the option. The Board or the applicable Committee, in its sole discretion, may elect to accelerate, by up to thirty (30) days, the time at which any installment of shares of Common Stock would otherwise vest in favor of an option holder pursuant to an individual option agreement.

8.       Non-Transferability of Options.

         (a) Restricted Transfer. Except as provided in Sections 8(b) and 10(a) hereof, an option granted under this Plan shall not be transferable and shall be exercisable only by the option holder.

         (b) Permitted Disposition. An option holder shall not transfer any rights hereunder, other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, as defined in the Code, or Title I of ERISA, or the rules promulgated thereunder.

9.       Termination of Employment.

         If an option holder who is an officer or director of the Company ceases to be employed by the Company or any Subsidiary or to serve as a director of the Company or any Subsidiary for any reason other than such option holder's death or disability, the applicable option shall automatically expire three (3) months after the date of termination of employment or service as a director or such shorter period as may be provided in such option. If an option holder who is not an officer or director of the Company ceases to be employed by the Company or any Subsidiary or to serve as a consultant of the Company or any Subsidiary for any reason other than such option holder's death or disability, the applicable option shall expire one (1) month after the date of termination of employment or service with the Company or such shorter period as may be provided in such option.

10.      Death or Disability.

         (a) Death. If an option holder dies while employed by, or serving as a director or consultant of, the Company or any Subsidiary, all rights of the option holder's heirs or successors with respect to options shall expire on the earlier of three (3) months after the date of the option holder's death or such shorter period as may be provided in such option.

         (b) Disability. If an option holder is disabled while employed by, or serving as a director or consultant of, the Company or a Subsidiary, the option shall automatically expire upon the earlier of one (1) year after any termination of employment or service due to such disability or such shorter period as may be provided in such option. Until such expiration, the option holder shall remain entitled to purchase all shares of Common Stock such option holder was entitled to purchase on the date of termination of employment or service.


11.      Adjustments Upon Changes in Capitalization; Change of Control.

         (a) Adjustment. If the outstanding shares of Common Stock of the Company are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Company through a reorganization, merger, recapitalization, or any other change in capitalization, an appropriate and proportionate adjustment shall be made in the number and kind of shares for which options may be granted under this Plan and a corresponding adjustment shall be made with respect to unexercised options or portions thereof.

         (b) Change in Control Defined. A "Change in Control" will be deemed to have occurred (i) upon stockholder approval of the liquidation of the Company, (ii) upon stockholder approval of the merger or consolidation of the Company with another entity unless following such transaction (A) the voting securities of the Company prior to the transaction (or securities issued in exchange therefor) continue to represent more than two-thirds of the combined voting power of the entity surviving such transaction, or (B) Robert and Judith
R. Berglass and their affiliates continue to beneficially own securities representing at least 26% of the combined voting power of the entity surviving such transaction, (iii) if, on any date, a majority of the Board of Directors is not comprised of "Continuing Directors," defined as persons who were directors two years prior to such date or who were subsequently elected or appointed to the Board of Directors upon the recommendation or with the approval of at least two-thirds of the Continuing Directors, or (iv) if Robert and Judith R. Berglass and their affiliates cease to beneficially own securities representing at least 26% of the combined voting power of the Company; provided, however, that such persons shall be deemed to beneficially own any securities of the Company which are owned by such persons but subject to call options by third parties unless and until such options are exercised.

         (c) Exercise of Options Upon a Change in Control. Upon a Change in Control, each option granted under this Plan shall terminate, provided that each holder of an option shall first be given the opportunity to exercise all outstanding options, including options which have not vested as of the effective date of the Change in Control. The Company shall give each option holder written notice of any pending or actual Change in Control, and all options shall expire on the later of the Change in Control or the notice period specified by the Company (which shall be at least 10 days), provided, that any exercise of an option prior to a Change in Control shall be contingent upon the occurrence of such Change in Control.

         (d) Determination of Adjustment. Adjustments under Section 11(a) shall be made by the Board of Directors of the Company and such determination shall be conclusive. No fractional shares of Common Stock shall be issued under this Plan on account of any such adjustment.

         (e) Golden Parachute Limitation. Section 11(b) hereof notwithstanding, no option to purchase shares of Common Stock may be exercised following a Change in Control, to the extent such exercise would cause compensation to the individual receiving the shares to be treated as an "excess parachute payment," as defined in Section 280G of the Code.

12.      Amendment and Termination.

         (a) Amendments. The Board of Directors of the Company may at any time suspend, amend or terminate this Plan and may, with the consent of an option holder, make such modification of the terms and conditions of an option as it shall deem advisable, provided that except as permitted under the provisions of Section 11(a), a majority of the outstanding shares of Common Stock entitled to vote present in person or by proxy at a duly called meeting at which a quorum is present must approve any amendment or modification which would (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of shares of Common Stock issuable under the Plan or (iii) materially modify the requirements as to the eligibility for participation in the Plan.

         (b) Effect of Suspension in Termination. No option may be granted during any suspension of this Plan, or after termination hereof. The amendment, suspension or termination of this Plan shall not, without consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

13.      Time of Granting of Options.

         The granting of an option pursuant to this Plan shall take place at the time of the action of the Board of Directors or of the applicable Committee, unless the resolutions of the Board of Directors or such Committee specify that the option is to be granted as of some other date.

14.      Privileges of Stock Ownership; Purchase of Investment.

         The holder of an option shall not be entitled to the privileges of stock ownership as to any shares of Common Stock not actually issued and delivered hereunder. Upon the exercise of an option at a time when there is not in effect under the Securities Act of 1933, as amended, a registration statement relating to the shares of Common Stock issuable upon exercise thereof and when there is not a prospectus meeting the requirements of Section 10(a)(3) of such Act available for delivery to the option holder, such option holder shall represent and warrant in writing to the Company that such shares of Common Stock are being acquired for investment purposes only. No shares of Common Stock shall be purchased upon the exercise of any option unless and until there have been any necessary stockholder approvals and compliance with any then applicable requirements of federal and state securities laws and of any exchange or system upon which securities of the Company may be listed or quoted.

15.      Effective Date of Plan.

         This Plan has been adopted as of October 14, 1992.

16.      Termination.

         Unless previously terminated by the Board of Directors, this Plan shall terminate at the close of business on October 14, 2002. No options shall be granted under this Plan thereafter, but such termination shall not affect any option previously granted.

17.      Committees.

         Until otherwise changed by the Company's Board of Directors, each of the Management Stock Option Committee and the Compensation Committee shall consist of at least two (2) members of the Board of Directors of the Company who are "disinterested persons," as defined in Rule 16b-3 promulgated under the 1934 Act or any successor rule or regulation; and the Employee Stock Option Committee shall consist of one member of the Board of Directors who need not be a "disinterested person."

18.      Extension of Option Period.

         The Board of Directors or the applicable Committee may, in its discretion, waive the expiration provisions of Sections 9 and 10 of this Plan and permit an outstanding option to be exercised by a key employee, including an officer, or by a director or consultant during a time period designated by the Board or such Committee following his or her ceasing to serve as an officer or other key employee or as a director or consultant. Such time period shall in no event terminate any later than the last day of the original term of the option.

19.      Option Agreements.

         Any option agreements with respect to this Plan shall contain restrictions upon exercise and such other provisions as the Board of Directors or applicable Committee deems appropriate or advisable. If any conflict exists between the provisions of an option agreement and this Plan, the provision of this Plan shall control.

20.      Compliance with Laws.

         The Company intends that this Plan shall comply in all respects with all applicable laws, including the provisions of Rule 16b-3 or any successor Rule promulgated under the 1934 Act. Any provision of this Plan which the Board of Directors determines is not in compliance with such laws shall be deemed modified to comply fully therewith.

                                DEP CORPORATION
               ANNUAL MEETING OF STOCKHOLDERS -- JANUARY 9, 1996
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of DEP Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated November 22, 1995, and appoints Robert Berglass and Grant W. Johnson, or either of them, proxies with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of DEP Corporation to be held Tuesday, January 9, 1996, at 10:00 a.m. (local time) at the Holiday Inn, 19800 South Vermont Avenue, Torrance, California, and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present on the matters set forth below:

1.  Election of Directors:
   / /  FOR the nominees listed below      / /  WITHHOLD AUTHORITY to vote for
        (except as indicated)                   the nominees listed below

 IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR AN INDIVIDUAL NOMINEE, STRIKE A
                    LINE THROUGH THAT NOMINEE'S NAME BELOW:

               Judith R. Berglass                Philip I. Wilber

2. Amendment to the 1992 Stock Option Plan:

                     / / FOR    / / AGAINST    / / ABSTAIN

In their discretion, the proxies are authorized to vote upon any other matters which may properly come before the Annual Meeting or at any adjournment or postponement thereof. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE DIRECTORS AND FOR APPROVAL OF THE ABOVE PROPOSAL.
                                                       (Continued on other side)

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN PROPOSAL 1 AND FOR PROPOSAL 2.
                                              Date:

                                              ----------------------------------
                                                         (Signature)

                                              ----------------------------------
                                                         (Signature)

                                              NOTE: Please sign exactly as shown
                                              at left. If stock is jointly held,
                                              each owner should sign. Executors,
                                              administrators, trustees,
                                              guardians, attorneys and corporate
                                              officers should indicate their
                                              fiduciary capacity or full title
                                              when signing.

                                              / / Please check if you have had a
                                              change of address and print your
                                              new address and phone number
                                              below:

                                              ----------------------------------

                                              ----------------------------------

                                              ----------------------------------

                                              PLEASE VOTE, DATE, SIGN AND MAIL
                                              THIS PROXY CARD PROMPTLY IN THE
                                              ENCLOSED ENVELOPE.